UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                                                                                                           November 23, 2015

Canyon Gold Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms "company", "Canyon Gold,"  "we," "us," "our" and similar terminology reference to Canyon Gold Corp.

Item  5.02   Departure of Directors or Certain Officers: Election of Directors: Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, Frank Thorwald was appointed as a director to Canyon Gold Corp's. Board of Directors and will also serve on the Advisory Board of the company's subsidiaries. Stephen M. Studdert remains as the company's other director and also serves as President and Chief Executive Officer.

Mr. Thorwald is currently Managing Director of the Thorwald Group, a firm specializing in government relations, investments and trade development advisory services. He also serves as a Commissioner of the Arizona Oil and Gas Conservation Commission and is former Chairman of the Arizona Employers Advisory Council State Board.

Mr. Thorwald has served as a senior advisor to the U.S. Attorney General's Task Force on Family Violence and Protecting Our Children, and as Director of Public Affairs for the President's Task Force on Victims of Crime.  He has also served as an advisor to the U.S. Deputy Secretary of Defense, and as Acting Deputy Assistant Secretary and Executive Assistant Secretary for Civil Rights of the U.S. Department of Education.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.                          Description

99.1                  Press Release

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date:  November 25, 2015
By:     S/ Stephen M. Studdert
Stephen M. Studdert
President